
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Portfolio Strategy Fund L.P. and is qualified in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          MAR-31-1998
<PERIOD-END>                               MAR-31-1998
<CASH>                                     125,101,456
<SECURITIES>                                         0
<RECEIVABLES>                                  505,905<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             130,728,035<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               130,728,035<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             1,503,673<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,794,955
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (1,291,282)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (1,291,282)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (1,291,282)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $437,534 and due from DWR of $68,371.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $5,120,674.
<F3>Liabilities include redemptions payable of $858,736, management fee payable of $435,470 and accrued administrative expenses of $87,133.
<F4>Total revenue includes realized trading revenue of $4,798,524, net change in unrealized of $(4,650,404) and interest income of $1,355,553.

